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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)

                      January 2, 1998 (December 18, 1997)

                                RCN CORPORATION

            (Exact name of registrant as specified in its charter)

          Delaware                  0-22825              22-3498533
(State or other jurisdiction      (Commission           (IRS Employer
   of incorporation)               File Number        Identification No.)

                   105 Carnegie Center, Princeton, NJ 08540
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                (609) 734-3700

        (Former name or former address, if changed since last report).




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                            Item 5.   Other Events

On December 18, 1997, Pepco Communications LLC ("PCI-Sub"), a subsidiary of Potomac Capital Investment Corporation, ("PCI") which in turn is an unregulated subsidiary of Potomac Electric Power Company (PEPCO) and RCN Telecom Services of Washington, D.C. ("RCN-Sub") a subsidiary of RCN Telecom Services, Inc., which in turn is a subsidiary of RCN Corporation, entered into a joint venture to provide Washington, D.C. area residents and businesses local and long-distance telephone, cable television, and Internet services as a package from a single source.

The joint venture will be equally owned and controlled by RCN-Sub and PCI-Sub. Within three years, the joint venture plans to offer to more than 40 major communities, over an advanced fiber optic network, the bundled services that include the first full service alternative to current cable television providers. In advance of the buildout of the fiber optic network, a competitive package of local and long-distance telephone and Internet services will be offered throughout the Washington area.

PEPCO provides electric service to 682,000 businesses and households in the Washington, D.C. and the Maryland suburbs. PCI conduct PEPCO's ongoing nonutility businesses and has been operated separately from the regulated utility since its inception in 1983.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RCN Corporation

                                By: /s/ Michael J. Mahoney
                                   --------------------------------
                                   Name: Michael J. Mahoney
                                   Title: President



Date: January 2, 1998